EXHIBIT 10.34


                           PLACEMENT AGENT AGREEMENT

This Placement Agent Agreement (the "Agreement") dated June 6, 2006, is made by and between Delta Mutual, Inc., a corporation organized under the laws of the State of Delaware, having its principal office located at 111 North Branch Street, Sellersville, PA 18960, ("Delta"), and SDM Consultant Corporation having its principal address at 1418 - 65th Street, Brooklyn, NY 11219 ("Agent").

         WHEREAS, Delta desires to appoint a placement agent to place up to One Million Dollars ($1,000,000) of its restricted common stock at a minimum offering price of $ 0.05 per share, and

         WHEREAS, Agent agrees to act as a placement agent for Delta's restricted common stock as described herein, subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises made by the parties to each other, it is agreed as follows:

      1. DURATION. This Agreement will commence on June 6, 2006 and terminate on December 31, 2006 unless extended by mutual written agreement of the parties.

      2. COMMISSION. Agent will receive a commission of ten percent (10%) of the gross proceeds of stock sales arranged by Agent that are accepted by Delta. Delta agrees that Agent, at its sole option, may deduct any cash compensation due it under this section of the Agreement from the gross proceeds due to Delta from the placement of private equity in accordance with this Agreement. In addition to the foregoing, Agent will receive shares of restricted common stock of Delta equal to five percent (5%) of the aggregate number of restricted common stock sold by the Delta to purchasers arranged by Agent.

      3. SHARE SUBSCRIPTIONS. All shares of Delta's common stock sold must be in accordance with a Share Subscription that meets the criteria and qualifications established by Delta, in its sole discretion. Delta, in its sole discretion, may reject any subscription to purchase from any purchaser(s) arranged by Agent and, in such event, will have no obligation whatsoever to compensate Agent (as described in Section 2. above) for any subscriptions to purchase rejected by Delta.

      4. AGENT'S EXPENSES. All expenses for travel, office, or general expenses of any kind related to the efforts of Agent with respect to this Agreement, shall be borne entirely by Agent. Delta will not be responsible or liable for such expenses.

      5. INDEPENDENT CONTRACTOR. Agent agrees that it is an independent contractor and is not an employee of Delta and Agent will not hold itself out as such or as an agent or employee. Agent has no authority or responsibility to enter into any contracts on behalf of Delta.

      6. CONFIDENTIAL INFORMATION. During the course of the performance of the services contemplated by this Agreement, Agent may have access to, have disclosed to it, or otherwise obtain information which Delta identifies in writing or through labeling as being of a confidential and/or a proprietary nature to it (the "Confidential Information"). Agent shall use such Confidential Information solely in performance of its obligations under this Agreement and shall not disclose or divulge it to, or use for the benefit of, any third parties without Delta's written consent. Information shall not be deemed as confidential if such information is: i) already known to Agent free of any restrictions at the time it is obtained; ii) subsequently learned from an independent third party free of any restriction; or iii) available publicly.

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      7. BEST EFFORTS. Delta understands that Agent shall utilize its best efforts in providing the Services set forth in Section 2. Delta fully understands that Agent does not and cannot promise that any specific result will be achieved through engagement of Agent.

      8. GOVERNING LAW. The parties agree that the enforcement of this Agreement will be governed by the laws of the State of Delaware.

      9. CONTENTS OF AGREEMENT; AMENDMENTS. No amendments or modifications shall be binding upon either party unless made in writing and signed by both parties.

      10.OTHER. This Agreement may be executed by facsimile and in counterparts which, taken together, shall be deemed an original and shall constitute a single Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first written above.



SDM Consultant Corporation                       Delta Mutual, Inc.
  (AGENT)                                                 (DELTA)




BY:  /s/ Mayer Unger                           BY:   /s/  Peter F. Russo
    ------------------------------                --------------------------
                                                  Peter F. Russo
                                                  President & CEO
Name:    Mayer Unger
         ------------------------------

Title:   President
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